UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

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TRANSTECH SERVICES PARTNERS INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-52657	20-5426668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Fifth Avenue, Suite 30H New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 629-3710

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 30, 2007, TransTech Services Partners Inc. (the “Company”) completed its initial public offering (“IPO”) of 4,500,000 of its units (“Units”). Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one warrant (“Warrants”) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $36,000,000. Cowen and Company, LLC and Maxim Group LLC acted as underwriters for the IPO.

Prior to the Closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 1,191,667 warrants to TSP, Ltd., a Company stockholder, generating gross proceeds of $1,430,000. The warrants sold in the Private Placement contain substantially similar terms and conditions as the Warrants included in the Units sold in the IPO.

A total of $35,530,000 (or $7.90 per share) of the net proceeds from the Private Placement and the IPO were placed in a trust account established for the benefit of the public stockholders of the Company. Audited financial statements as of May 30, 2007 reflecting receipt of the proceeds of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1    Audited Financial Statements
Exhibit 99.2    Press Release, dated May 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECH SERVICES PARTNERS INC.

Dated: June 5, 2007	By:	/s/ Suresh Rajpal
Name: Suresh Rajpal
Title: President and Chief Executive Officer